Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-196511, effective June 4, 2014) of IZEA, Inc. of our report dated March 29, 2016, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

Orlando, Florida
March 29, 2016